UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): March 10, 2005

SIPEX CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware (State of incorporation)	000-27892 (Commission file number)	04-6135748 (IRS. Employer Identification No.)

233 South Hillview Drive
Milpitas, CA 95053
(Address of principal executive offices)

(408) 934-7500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

     On March 10, 2005, on management’s recommendation, the Board of Directors of Sipex Corporation (the “Company”), determined that the Company’s financial statements for the fiscal year ended December 31, 2003 (and the interim periods contained therein) and the auditors’ report thereon and the unaudited financial statements for the fiscal quarters ended April 3, 2004, July 3, 2004 and October 2, 2004 should no longer be relied upon due to improper recognition of revenue during these periods on sales for which price protection, stock rotation and/or return rights were granted. These matters have come to the Company’s attention in the course of an investigation into certain matters by the Company’s Audit Committee. The investigation is ongoing. The Company has discussed certain of these matters with its independent registered public accounting firm, Deloitte & Touche LLP.

     The Company currently intends to restate its financial statements for fiscal year ended December 31, 2003 and the fiscal quarters ended April 3, 2004, July 3, 2004 and October 2, 2004, and, if necessary, to restate the Company’s financial statements for fiscal years prior to 2003 in connection with the filing of its Form 10-K for the fiscal year ended January 1, 2005. The Company will seek an extension to file its Form 10-K for the fiscal year ended January 1, 2005 beyond the March 17, 2005 filing date.

     On March 10, 2005, the Company issued a press release relating to these matters, a copy of which is attached as Exhibit 99.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

     (c) Exhibits

99.1	Press release, dated March 10, 2005, entitled “Sipex Corporation to Restate Its Financial Statements”

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

SIPEX CORPORATION (Registrant)
Dated: March 10, 2005	By:	/s/ Clyde R. Wallin
Clyde R. Wallin
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit
Number	Description
99.1	Press release, dated March 10, 2005, entitled “Sipex Corporation to Restate Its Financial Statements”